As filed with the Securities and Exchange Commission on October 25, 2016

Registration No. 333-204834

Registration No. 333-202577

Registration No. 333-198186

Registration No. 333-190806

Registration No. 333-173719

Registration No. 333-166813

Registration No. 333-163124

Registration No. 333-151859

Registration No. 333-141738

Registration No. 333-138368

Registration No. 333-118729

Registration No. 333-103129

Registration No. 333-98245

Registration No. 333-48088

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT NO. 333-204834

FORM S-8

REGISTRATION STATEMENT NO. 333-202577

FORM S-8

REGISTRATION STATEMENT NO. 333-198186

FORM S-8

REGISTRATION STATEMENT NO. 333-190806

FORM S-8

REGISTRATION STATEMENT NO. 333-173719

FORM S-8

REGISTRATION STATEMENT NO. 333-166813

FORM S-8

REGISTRATION STATEMENT NO. 333-163124

FORM S-8

REGISTRATION STATEMENT NO. 333-151859

FORM S-8

REGISTRATION STATEMENT NO. 333-141738

FORM S-8

REGISTRATION STATEMENT NO. 333-138368

FORM S-8

REGISTRATION STATEMENT NO. 333-118729

FORM S-8

REGISTRATION STATEMENT NO. 333-103129

FORM S-8

REGISTRATION STATEMENT NO. 333-98245

FORM S-8

REGISTRATION STATEMENT NO. 333-48088

UNDER

THE SECURITIES ACT OF 1933

Raptor Pharmaceutical Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	86-0883978
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

7 Hamilton Landing, Suite 100 Novato, CA	94949
(Address of principal executive offices)	Zip Code

Raptor Pharmaceutical Corp. 2014 Employment Commencement Stock Incentive Plan

Raptor Pharmaceutical Corp. 2013 Employee Stock Purchase Plan

Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan

Raptor Pharmaceutical Corp. 2006 Equity Incentive Plan

2008 Employee Stock Purchase Plan

TorreyPines Therapeutics, Inc. 2006 Equity Incentive Plan

TorreyPines Therapeutics, Inc. 2000 Equity Incentive Plan

Axonyx Inc. 2000 Stock Option Plan

Axonyx Inc. 1998 Stock Option Plan

1997 Richard Salvador Stock Option Plan

(Full title of the plans)

Julie Anne Smith

President and Chief Executive Officer

Raptor Pharmaceutical Corp.

7 Hamilton Landing, Suite 100

Novato, California 94949

(415) 408-6200

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements filed by Raptor Pharmaceutical Corp. (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•	Registration Statement No. 333-48088, originally filed with the Securities and Exchange Commission (the “SEC”) on October 17, 2000;

•	Registration Statement No. 333-98245, originally filed with the SEC on August 16, 2002;

•	Registration Statement No. 333-103129, originally filed with the SEC on February 12, 2003;

•	Registration Statement No. 333-118729, originally filed with the SEC on September 1, 2004;

•	Registration Statement No. 333-138368, originally filed with the SEC on November 2, 2006;

•	Registration Statement No. 333-141738, originally filed with the SEC on April 2, 2007;

•	Registration Statement No. 333-151859, originally filed with the SEC on June 23, 2008;

•	Registration Statement No. 333-163124, originally filed with the SEC on November 16, 2009;

•	Registration Statement No. 333-166813, originally filed with the SEC on May 14, 2010;

•	Registration Statement No. 333-173719, originally filed with the SEC on April 26, 2011;

•	Registration Statement No. 333-190806, originally filed with the SEC on August 23, 2013;

•	Registration Statement No. 333-198186, originally filed with the SEC on August 15, 2014;

•	Registration Statement No. 333-202577, originally filed with the SEC on March 6, 2015; and

•	Registration Statement No. 333-204834, originally filed with the SEC on June 9, 2015.

The Company is filing this Post-Effective Amendment No. 1 to its Registration Statements to withdraw and remove from registration the unissued and unsold securities issuable by the Company pursuant to the above referenced Registration Statements.

On October 25, 2016, pursuant to the Agreement and Plan of Merger, dated as of September 12, 2016 (the “Merger Agreement”), by and among Horizon Pharma plc, a public limited company organized under the laws of Ireland (“Parent”), Misneach Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Purchaser”) and the Company, Purchaser merged with and into the Company, with the Company continuing as the surviving corporation and as an indirect wholly owned subsidiary of Parent.

As a result of the consummation of the transactions contemplated by the Merger Agreement, the Company has terminated all offerings of its securities pursuant to the above referenced Registration Statements. In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby removes and withdraws from registration all securities of the Company registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on October 25, 2016.

RAPTOR PHARMACEUTICAL CORP.

By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President, Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statements on Form S-8 in reliance upon Rule 478 under the Securities Act of 1933, as amended.